Exhibit 99.1

Collectors Universe Reports Unit Performance Metrics for First Quarter of Fiscal 2007

          NEWPORT BEACH, CA – October 19, 2006 — Collectors Universe, Inc. (NASDAQ: CLCT), a leading provider of value-added authentication and grading services to dealers and collectors of high-value collectibles and diamonds, colored gemstones and other high value assets today reported its unit performance metrics for the first quarter of fiscal 2007 ended September 30, 2006.  The Company reports the number of units which it authenticates, grades and ships, on a quarterly basis, for coins, sports cards, currency, autographs, stamps, diamonds and colored gemstones, which comprise its principal authentication and grading markets.  The Company’s brands in those markets include: Professional Coin Grading Service (PCGS) for coins, Professional Sports Authenticator (PSA) for sports cards, PCGS Currency for paper money, PSA/DNA Authentication Services (PSA/DNA) for autographs, Professional Stamp Experts (PSE) for stamps, Gem Certification & Assurance Lab (GCAL) for diamonds and American Gemological Laboratories (AGL) for colored gemstones.  Total units authenticated and graded increased by 15% to 864,500 units in the quarter ended September 30, 2006, from 751,500 units in the same year-ago quarter.

PCGS Units

          Coins authenticated and graded by PCGS increased by 22% to 481,300 units, or 56% of the aggregate units authenticated and graded, in the first quarter of fiscal 2007 from 395,000 units, or 53% of the aggregate units authenticated and graded, in the same period in fiscal 2006.

PSA Units

          Sportscards authenticated and graded by PSA increased by 14% to 321,500 units, or 37% of the aggregate units authenticated and graded, in the first quarter of fiscal 2007 from 283,000, or 38% of the aggregate units authenticated and graded, in the first quarter of fiscal 2006.

PCGS Currency Units

          Units authenticated and graded by PCGS Currency were 9,100 units, or 1% of the aggregate units authenticated and graded, in the first quarter of fiscal 2007, down slightly from 9,300 units, or 1% of the aggregate units authenticated and graded, in the first quarter of fiscal 2006.

PSA/DNA Units

          Autograph units authenticated by PSA/DNA decreased by 38% to 34,200 units, or 4% of the aggregate units authenticated, in the first quarter of fiscal 2007, from 55,000, or 7% of the aggregate units authenticated, in the first quarter of fiscal 2006.

PSE Units

          Stamps authenticated and graded by PSE increased by 34% to 12,300 units, or 1% of the aggregate units authenticated and graded, in the first quarter of fiscal 2007, from 9,200, or 1% of the aggregate units authenticated and graded, in the first quarter of fiscal 2006.

GCAL Units

          GCAL authenticated and graded 6,000 diamonds in the first quarter of fiscal 2007.  Collectors Universe acquired GCAL in November 2005, and accordingly, there is no data available for comparative purposes for the first quarter of fiscal 2006.  For the period from the date of its acquisition to September 30, 2006, GCAL authenticated and graded a total of 11,000 diamonds.  Sequentially, diamond grading volume increased 100% over the 3,000 diamonds authenticated and graded in the fourth quarter of fiscal 2006.

AGL Units

          AGL, which the Company acquired on August 21, 2006, authenticated and graded 100 colored gemstones during the six (6) week period from that date of acquisition to September 30, 2006.

          Michael Haynes, Chief Executive Officer of Collectors Universe, commented, “Overall, we continue to be pleased with our growth in our markets.  Although coin units are up 22% over the year ago period, the contributing coin unit volume from our coin show activity was below our expectations which result we believe was due in part to the price of gold remaining flat during the quarter.  Our autograph division had a very difficult comparative quarter to the first quarter of 2006 since we processed an unusually large single order of 10,000 units in the first quarter of 2006.  Our unit volume in diamonds continued to show strong sequential growth, and we had another strong quarter for stamp unit volume.”

          Joe Wallace, Chief Financial Officer of Collectors Universe, stated, “While we believe that units authenticated and graded is a useful measure of our performance, it is important to recognize that increases or decreases in the number of units authenticated and graded may not correlate proportionately to increases or decreases in revenues. It is also important to note that revenues are affected not only by the number, but also by the mix of units processed, the mix of services (in terms of ‘turn-around times’) requested by customers and by average service fees per unit, among coins, sports cards and stamps. Generally, the prices for, and the revenues from, the authentication and grading of each collectible coin is higher than those for the authentication and grading of each sports card and the prices for, and the revenues from, the authentication and grading of each diamond and colored gemstone is on average higher than each collectible coin.  In addition, prices for authentication and grading of collectible coins and sports cards vary depending on the ‘turn-around’ time requested by our customers, with higher prices charged for faster turn-around times.”

About Collectors Universe

          Collectors Universe, Inc. is a leading provider of value added services to the high-value collectibles and diamond and colored gemstone markets.  The Company authenticates and grades collectible coins, sports cards, autographs, stamps, currency, diamonds and colored gemstones.  The Company also compiles and publishes authoritative information about United States and world coins, collectible sports cards and sports memorabilia, collectible stamps, diamonds and colored gemstones.  This information is accessible to collectors and dealers at the Company’s web site, www.collectors.com, and is also published in print.

Forward Looking Information

          This news release contains statements regarding our expectations, beliefs or views about our future financial performance which are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”

          Due to a number of risks and uncertainties to which our business is subject, our actual financial performance in the future may differ, possibly significantly, from our expected financial performance as set forth in the forward looking statements contained in this news release.  Information regarding those risks and uncertainties, and their possible impact on our future financial performance, include, but are not limited to the risks that our strategy to expand into new collectibles and other high value asset markets, such as the diamond and colored gemstones markets, will not be successful in enabling us to improve our profitability and that those businesses and the services that they provide will not gain market acceptance, or will increase our operating expenses and possibly cause us to incur losses.  Additional information regarding these and other risks and uncertainties to which our business is subject is contained in our Annual Report on Form 10-K for our fiscal year ended June 30, 2006 which we filed with the Securities and Exchange Commission on September 13, 2006.  Due to the above-described risks and uncertainties and those described in our 2006 Annual Report on Form 10-K, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of its date, or to make predictions about future performance based solely on historical financial performance.  We also disclaim any obligation to update forward-looking statements contained in this news release or in our Annual or Quarterly Reports filed with the Securities and Exchange Commission.

Contacts:

Joe Wallace
Chief Financial Officer
Collectors Universe
949-567-1245
Email: jwallace@collectors.com

Brandi Piacente
Investor Relations
The Piacente Group, Inc.
212-481-2050
Email:brandi@thepiacentegroup.com